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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           RADNOR HOLDINGS CORPORATION

     Radnor Holdings Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

          (1) The name of the Corporation is Radnor Holdings Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 6, 1991 under the name of Benchmark Corporation of Delaware.

          (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

          (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

          (4) Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware pursuant to the DGCL, the following reclassification (the "Reclassification") of the authorized and outstanding capital stock of the Corporation shall occur without any action by the holder of any shares thereof:

          (i) each share of the Corporation's Voting Common Stock, par value $.10 per share (the "Old Voting Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into 1,803 validly issued, fully paid, and non-assessable shares of Common Stock authorized by, and as defined in, subparagraph (a) of Article FOURTH of this Amended and Restated Certificate of Incorporation (for an aggregate of 1,081,800 shares of Common Stock);

          (ii) each share of the Corporation's Class B Non Voting Common Stock, par value $.01 per share (the "Old Class B Non Voting Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into 1,803 validly issued, fully paid, and non-assessable shares of Common Stock (for an aggregate of 9,736,200 shares of Common Stock); and

          (iii) each share of the Corporation's Non Voting Common Stock, par value $.10 per share (the "Old Non Voting Common Stock"), issued and outstanding immediately prior to the Effective Time shall be reclassified as and changed into 1,803

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validly issued, fully paid, and non-assessable shares of Common Stock (for an aggregate of 441,735 shares of Common Stock).

From and after the Effective Time, each certificate that theretofore represented a share or shares of Old Voting Common Stock, Old Class B Non Voting Stock or Old Non Voting Stock shall thereafter represent that number of shares of Common Stock into which the share or shares of Old Voting Common Stock, Old Class B Non Voting Stock or Old Non Voting Stock, as the case may be, represented by such certificate shall have been reclassified.

          (5) The text of the Corporation's Certificate of Incorporation is amended and restated in its entirety as follows:

          FIRST: The name of the Corporation is Radnor Holdings Corporation (the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

          FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares of capital stock, consisting of (i) 40,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $.10 per share (the "Preferred Stock").

          (b) The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

               (1) The powers, preferences and rights of the holders of the Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

               (2) The holders of shares of Common Stock shall not have cumulative voting rights.

               (3) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

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               (4)  In the event of any liquidation, dissolution or winding up
(either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares held by them, the assets and funds of the Corporation available for distribution to holders of Common Stock after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding.

               (5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

          (c) The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          (d) Subject to the requirements of applicable law and the provisions of this Amended and Restated Certificate of Incorporation, the Corporation shall have the power to issue and sell all or any part of any shares of capital stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of capital stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine.

          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b)  The Board of Directors shall consist of not less than three
(3) or more than fifteen (15) members, the exact number of which shall be fixed from time to

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time by resolution adopted by the affirmative vote of a majority of the entire
Board of Directors.

          (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2004 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2005 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2006 annual meeting. At each succeeding annual meeting of stockholders beginning in 2004, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

          (f) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

          (g) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of this Amended and Restated

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Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

          (h) In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          SEVENTH: (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

          (c) The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

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          (d)  Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

          EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Special meetings of stockholders of the Corporation may be called at any time only by (i) the Chairman of the Board of Directors, if there be one, (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

          NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          TENTH: (a) Any Fundamental Transaction (as defined below) entered into by the Corporation or any of its Subsidiaries with any other corporation, limited liability company, partnership, trust or other entity or any person (the "Other Party") shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of Common Stock entitled to vote at an election of directors which are not beneficially owned, directly or indirectly, by the Other Party. Such sixty-six and two-thirds percent (66 2/3%) affirmative vote shall be required notwithstanding the fact that any other affirmative vote is required, or some lesser percentage may be specified, by law, pursuant to the rules of any national securities exchange, or under this Amended and Restated Certificate of Incorporation or the Corporation's By-laws.

          (b)  For purposes of this Article TENTH:

          (i) "Fundamental Transaction" shall mean (1) (A) any merger, consolidation or share exchange with or into any Other Party, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of property or assets of the Corporation, including stock or assets of any of its Subsidiaries, in a single transaction or series of related transactions, or (C) any dissolution or liquidation of the Corporation or revocation thereof; provided that, in each such case, the DGCL or the rules of any applicable national securities exchange requires that such transaction, or series of related transactions, be approved or authorized by a vote of the holders of the Corporation's Common Stock, or (2) any agreement, contract or other arrangement providing for any of the foregoing transactions subject to stockholder approval;

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          (ii) "Subsidiary" shall mean a domestic or foreign corporation, limited liability company, partnership, trust or other entity that has a majority of its outstanding voting securities or interests owned, directly or indirectly, by the Corporation; and

          (iii) the Other Party shall be deemed to be the "beneficial owner" of any shares of capital stock of the Corporation (1) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1) immediately above), by any other corporation, limited liability company, partnership, trust or other entity or any person with which it or any of its "affiliates" or "associates" (as those terms are defined in the Securities Exchange Act of 1934, as amended) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

          ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors (assuming no vacancies if any vacancies then exist) shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares of Common Stock entitled to vote at an election of directors; provided that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Sections 3, 12, or 13 of Article II of the By-Laws, Sections 1, 2, or 6 of
Article III of the By-Laws, Article VIII of the By-Laws or Article IX of the By-Laws by the stockholders shall require the affirmative vote of at least seventy-five percent (75%) of the voting power of the shares of Common Stock entitled to vote at an election of directors (which seventy-five percent vote shall be required in addition to any other vote of the stockholders that may be required by law, this Amended and Restated Certificate of Incorporation or the By-Laws in the event that any of the Corporation's By-Laws are adopted, amended, altered or repealed by the Corporation's stockholders).

          TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law, stock exchange rules or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the shares of Common Stock entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, TENTH and ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article TWELFTH.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be executed on its behalf this ___ day of ________, 2003.

                                        RADNOR HOLDINGS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


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